EXHIBIT 99.1

Hanmi Reports 2022 Fourth Quarter and Full Year Results

Record full year earnings, loan production, and significant improvements in asset quality

LOS ANGELES, Jan. 24, 2023 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ: HAFC, or “Hanmi”), the parent company of Hanmi Bank (the “Bank”), today reported financial results for the 2022 fourth quarter and full year.

Net income for the fourth quarter of 2022 was $28.5 million, or $0.93 per diluted share, up 4.8% from $27.2 million, or $0.89 per diluted share, for the third quarter of 2022. The fourth quarter included a $1.5 million increase in net interest income and a $0.5 million reduction in credit loss expense, offset by a $1.4 million decrease in noninterest income and a $0.5 million increase in noninterest expense. In addition, income tax expense for the fourth quarter included a $1.4 million benefit due to a lower effective tax rate. Return on average assets and return on average equity for the fourth quarter of 2022 were 1.56% and 15.90%, respectively.

For the full year 2022, net income was $101.4 million, or $3.32 per diluted share, compared with $98.7 million, or $3.22 per diluted share, for the full year of 2021. The year-over-year improvement in net income reflects a $42.6 million, or 21.8%, increase in net interest income, offset by a $25.2 million reduction in the benefit from the year-ago credit loss expense recovery, a $6.3 million, or 15.5%, decrease in noninterest income and a $5.8 million, or 4.7%, increase in noninterest expense. Return on average assets and return on average equity for the full year 2022 were 1.44% and 14.83%, respectively.

CEO Commentary

“We delivered another quarter of solid results, capping off our fiscal year with strong momentum, delivering full year record net income and loan production, and an improved net interest margin, all while diligently managing our operating expenses and significantly improving our asset quality,” said Bonnie Lee, President and Chief Executive Officer of Hanmi Financial Corporation. “Over the course of the year, we successfully executed on our strategic initiatives, including further diversifying our loan portfolio, strengthening our relationships with existing customers, expanding our customer base and bolstering our core deposit franchise.

“We enter 2023 with a strong balance sheet and a demonstrated ability to manage through challenging times. Importantly, asset quality remains very healthy as we have been proactive with our customers, keeping open lines of communication and we stand ready to navigate this uncertain macroeconomic environment. We remain focused on continuing to build upon our foundation for prudent growth while strengthening the Hanmi franchise, all with the view of delivering attractive returns to our shareholders.

“I want to thank the entire Hanmi team for their exceptional work this year, which generated positive results for our customers and our shareholders. We just celebrated our 40th anniversary, an important milestone for our company. We look forward to building upon this storied history with a continued commitment to helping our customers reach their financial goals and, ultimately, strengthening the communities we call home.”

Fourth Quarter 2022 Highlights:

  Fourth quarter net income was $28.5 million, or $0.93 per diluted share, up 4.8% from $27.2 million, or $0.89 per diluted share for the third quarter; full year 2022 net income increased 2.8% to $101.4 million, or $3.32 per diluted share from $98.7 million, or $3.22 per share for 2021.
  Loans receivable increased 2.9% from September 30, 2022 to $5.97 billion at December 31, 2022 and 15.8% from year-end 2021; fourth quarter loan production was $473.8 million and reached $2.12 billion for the full year – 17.1% higher than 2021 when excluding 2021 second-draw Paycheck Protection Program (“PPP”) loans.
  Deposits were $6.17 billion at December 31, 2022, down 0.5% from the third quarter and up 6.6% year-over-year; the mix of noninterest-bearing deposits remained strong at 41.2% of deposits at year-end.
  Net interest income was up 2.3% sequentially from the third quarter, or $1.5 million, to $64.6 million for the fourth quarter and the net interest margin was 3.67%, up one basis point sequentially.
  Fourth quarter noninterest income was $7.5 million, down $1.4 million from the previous quarter; lower SBA gain on sale income due to lower trade premiums and lower service charge and other fee income contributed to the decline as did a valuation adjustment to bank-owned life insurance.
  Noninterest expense was $33.8 million, up 1.7% sequentially from the previous quarter, or $0.5 million; the efficiency ratio increased slightly to 46.99%, from 46.22% in the third quarter.
  Fourth quarter credit loss expense was $0.1 million; the allowance for credit losses was $71.5 million and the ratio of the allowance to loans was 1.20%.
  Criticized loans declined 26.7% sequentially from the third quarter to $125.2 million or 2.1% of loans at year-end; nonperforming assets declined 19.5% sequentially to $10.0 million or 0.14% of total assets at December 31, 2022 and declined 29.0% from year-end 2021.
  Hanmi’s ratio of tangible common equity to tangible assets was 8.50% at December 31, 2022 and it had a Common equity Tier 1 capital ratio of 11.37% and a Total capital ratio of 14.49%.

For more information about Hanmi, please see the Q4 2022 Investor Update (and Supplemental Financial Information), which is available on the Bank’s website at www.hanmi.com and via a current report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov. Also, please refer to “Non-GAAP Financial Measures” herein for further details of the presentation of certain non-GAAP financial measures.

Quarterly Highlights
(Dollars in thousands, except per share data)

	As of or for the Three Months Ended					Amount Change
	December 31,	September 30,	June 30,	March 31,	December 31,	Q4-22	Q4-22
	2022	2022	2022	2022	2021	vs. Q3-22	vs. Q4-21

Net income	$28,479	$27,169	$25,050	$20,695	$33,331	$1,310	$(4,852)
Net income per diluted common share	$0.93	$0.89	$0.82	$0.68	$1.09	$0.04	$(0.16)

Assets	$7,378,262	$7,128,511	$6,955,968	$6,737,052	$6,858,587	$249,751	$519,675
Loans receivable	$5,967,133	$5,800,991	$5,655,403	$5,337,500	$5,151,541	$166,142	$815,592
Deposits	$6,168,072	$6,201,376	$5,979,390	$5,783,170	$5,786,269	$(33,304)	$381,803

Return on average assets	1.56%	1.52%	1.45%	1.22%	1.93%	0.04	-0.37
Return on average stockholders' equity	15.90%	15.58%	14.92%	12.74%	20.89%	0.32	-4.99

Net interest margin	3.67%	3.66%	3.55%	3.10%	2.96%	0.01	0.71
Efficiency ratio(1)	46.99%	46.22%	46.05%	53.29%	53.81%	0.77	-6.82

Tangible common equity to tangible assets(2)	8.50%	8.40%	8.74%	9.07%	9.23%	0.10	-0.73
Tangible common equity per common share(2)	$20.54	$19.60	$19.91	$20.02	$20.79	$0.94	$(0.24)

(1) Noninterest expense divided by net interest income plus noninterest income.
(2) Refer to "Non-GAAP Financial Measures" for further details.

Results of Operations
Net interest income for the fourth quarter increased $1.5 million to $64.6 million from $63.1 million for the third quarter of 2022, up 2.3%. The increase reflected primarily a 3.2% increase in average loans as the increase in the cost of interest-bearing deposits essentially offset the increase in average loan yields. Average loans were $5.88 billion for the 2022 fourth quarter compared with $5.70 billion for the 2022 third quarter. The yield on average loans for the 2022 fourth quarter increased 54 basis points to 5.21% from 4.67% for the 2022 third quarter while the cost of interest-bearing deposits increased 92 basis points to 1.70% from 0.78% for the 2022 third quarter. Fourth quarter loan prepayment fees were $0.1 million compared with $0.2 million for the third quarter. Net interest margin (taxable-equivalent) for the fourth quarter was 3.67% compared with 3.66% for the third quarter of 2022.

Net interest income was $237.6 million for the full year 2022 compared with $195.1 million for 2021, up 21.8%. The increase reflected the rise in the general level of interest rates during 2022 as well as the increase in average interest-earning assets and the change in asset composition to higher-yielding loans from lower-yielding deposits at banks. Average interest-earning assets for the full year 2022 increased 7.2% to $6.80 billion from $6.34 billion for 2021. Average loans for the full year 2022 were $5.60 billion, up 16.7% from $4.79 billion for 2021 while average interest-bearing deposits at banks were $236.7 million, down 65.4% from $684.4 million. The yield on average loans for the full year 2022 increased 26 basis points to 4.61% from 4.35% for 2021. The cost of interest-bearing deposits for the full year 2022 increased 43 basis points to 0.79% from 0.36% for 2021. Full year 2022 loan prepayment fees were $1.3 million compared with $0.9 million for 2021. Net interest margin (taxable-equivalent) for the full year 2022 was 3.50% compared with 3.08% for 2021. The 42 basis point increase in the net interest margin reflected the increase in average loan yields, partially offset by the increase in the cost of interest-bearing deposits.

	As of or For the Three Months Ended (in thousands)					Percentage Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-22	Q4-22
Net Interest Income	2022	2022	2022	2022	2021	vs. Q3-22	vs. Q4-21

Interest and fees on loans receivable(1)	$77,123	$66,976	$59,855	$53,924	$52,240	15.2%	47.6%
Interest on securities	3,633	3,271	2,930	2,516	1,821	11.1%	99.5%
Dividends on FHLB stock	289	245	242	248	248	18.0%	16.5%
Interest on deposits in other banks	1,194	958	193	216	302	24.6%	295.4%
Total interest and dividend income	$82,239	$71,450	$63,220	$56,904	$54,611	15.1%	50.6%

Interest on deposits	14,900	6,567	2,457	2,013	2,236	126.9%	566.4%
Interest on borrowings	1,192	349	370	337	364	241.5%	227.5%
Interest on subordinated debentures	1,586	1,448	1,349	3,598	2,515	9.5%	-36.9%
Total interest expense	17,678	8,364	4,176	5,948	5,115	111.4%	245.6%
Net interest income	$64,561	$63,086	$59,044	$50,956	$49,496	2.3%	30.4%

(1)Includes loans held for sale.

	For the Three Months Ended (in thousands)					Percentage Change
Average Earning Assets and Interest-bearing Liabilities	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-22	Q4-22
	2022	2022	2022	2022	2021	vs. Q3-22	vs. Q4-21
Loans receivable(1)	$5,877,298	$5,696,587	$5,572,504	$5,231,672	$4,896,952	3.2%	20.0%
Securities(2)	966,299	956,989	945,291	930,505	914,148	1.0%	5.7%
FHLB stock	16,385	16,385	16,385	16,385	16,385	0.0%	0.0%
Interest-bearing deposits in other banks	138,476	181,401	136,473	494,887	802,901	-23.7%	-82.8%
Average interest-earning assets	$6,998,458	$6,851,362	$6,670,653	$6,673,449	$6,630,386	2.1%	5.6%

Demand: interest-bearing	$119,106	$121,269	$122,771	$124,892	$122,602	-1.8%	-2.9%
Money market and savings	1,781,834	2,079,490	2,139,488	2,106,008	2,078,659	-14.3%	-14.3%
Time deposits	1,585,798	1,120,149	894,345	937,044	1,013,681	41.6%	56.4%
Average interest-bearing deposits	3,486,738	3,320,908	3,156,604	3,167,944	3,214,942	5.0%	8.5%
Borrowings	197,554	123,370	140,245	130,556	137,500	60.1%	43.7%
Subordinated debentures	129,335	129,176	129,029	213,171	214,899	0.1%	-39.8%
Average interest-bearing liabilities	$3,813,627	$3,573,454	$3,425,878	$3,511,671	$3,567,341	6.7%	6.9%

Average Noninterest Bearing Deposits
Demand deposits - noninterest bearing	$2,593,948	$2,717,810	$2,716,297	$2,634,398	$2,561,297	-4.6%	1.3%

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

	For the Three Months Ended					Yield/Rate Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-22	Q4-22
Average Yields and Rates	2022	2022	2022	2022	2021	vs. Q3-22	vs. Q4-21
Loans receivable(1)	5.21%	4.67%	4.31%	4.18%	4.23%	0.54	0.98
Securities(2)	1.47%	1.40%	1.27%	1.11%	0.83%	0.08	0.64
FHLB stock	7.00%	5.93%	5.93%	6.14%	6.00%	1.07	1.00
Interest-bearing deposits in other banks	3.42%	2.09%	0.57%	0.18%	0.15%	1.33	3.27
Interest-earning assets	4.67%	4.15%	3.80%	3.46%	3.27%	0.52	1.40

Interest-bearing deposits	1.70%	0.78%	0.31%	0.26%	0.28%	0.91	1.42
Borrowings	2.55%	1.24%	1.10%	1.05%	1.05%	1.30	1.50
Subordinated debentures	4.67%	4.37%	4.14%	6.75%	4.68%	0.30	-0.01
Interest-bearing liabilities	1.84%	0.93%	0.49%	0.69%	0.57%	0.91	1.27

Net interest margin (taxable equivalent basis)	3.67%	3.66%	3.55%	3.10%	2.96%	0.01	0.71

Cost of deposits	0.97%	0.43%	0.17%	0.14%	0.15%	0.54	0.82

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Credit loss expense for the fourth quarter was $0.1 million and included a $0.2 million provision for loan losses and a $0.1 million recovery for off-balance sheet items. The fourth quarter also included a recovery of an SBA guarantee repair loss allowance of less than $0.1 million. For the third quarter, credit loss expense was $0.6 million and included a $0.4 million negative provision for loan losses and a $1.0 million provision for off-balance sheet items.

Credit loss expense was $0.8 million for the full year 2022 compared to a credit loss recovery of $24.4 million for 2021. The full year 2022 credit loss expense included a $0.3 million provision for loan losses and a $0.5 million provision for off-balance sheet items. The credit loss expense recovery for 2021 was comprised of a $24.1 million recovery for credit losses, a $0.2 million recovery for off-balance sheet items and $1.7 million recovery for accrued interest receivable for loans currently or previously modified under the CARES Act, offset by $1.6 from an SBA guarantee repair loss allowance.

Noninterest income for the fourth quarter declined $1.4 million to $7.5 million from $8.9 million for the third quarter of 2022. The decline reflected a $0.6 million decrease in all other operating income, a $0.3 million decrease in gains on the sale of SBA 7(a) loans, a $0.2 million decrease in service charges on deposits, and a $0.3 million valuation adjustment to bank-owned life insurance. All other operating income declined primarily due to a $0.5 million decrease from the third quarter gain realized on the disposition of a lease residual. The volume of SBA loans sold in the fourth quarter declined to $40.9 million from $43.7 million for the third quarter and trade premiums also declined to 5.99% for the fourth quarter from 6.67% for the third quarter.

Noninterest income was $34.2 million for the full year 2022 compared with $40.5 million for 2021, down 15.5% primarily due to the $7.8 million decline in the gain on sale of SBA loans. The volume of SBA loans sold for the full year 2022 declined to $156.1 million from $261.8 million for the full year 2021. Full year 2021 SBA loan sales included $132.7 million of second-draw PPP loans sold for gains of $3.0 million.

	For the Three Months Ended (in thousands)					Percentage Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-22	Q4-22
Noninterest Income	2022	2022	2022	2022	2021	vs. Q3-22	vs. Q4-21
Service charges on deposit accounts	$2,742	$2,996	$2,875	$2,875	$3,007	-8.5%	-8.8%
Trade finance and other service charges and fees	1,115	1,132	1,416	1,142	1,160	-1.5%	-3.9%
Servicing income	725	635	663	734	666	14.2%	8.9%
Bank-owned life insurance income (expense)	(97)	245	246	244	252	-139.6%	-138.5%
All other operating income	1,039	1,656	1,336	1,004	1,017	-37.3%	2.2%
Service charges, fees & other	5,524	6,664	6,536	5,999	6,102	-17.1%	-9.5%

Gain on sale of SBA loans	1,933	2,250	2,774	2,521	3,791	-14.1%	-49.0%
Net gain (loss) on sales of securities	-	-	-	-	(598)	0.0%	-100.0%
Gain (loss) on sale of bank premises	-	-	-	-	-	0.0%	0.0%
Total noninterest income	$7,457	$8,914	$9,310	$8,520	$9,295	-16.3%	-19.8%

Noninterest expense for the fourth quarter increased $0.5 million to $33.8 million from $33.3 million for the third quarter of 2022. The increase reflected a $0.9 million increase in salaries and benefits mostly due to adjustments to incentive compensation, which was offset by a $1.1 million decrease in occupancy and equipment largely due to adjustments to real property taxes on leased and owned premises. In addition, other operating expenses included a $0.4 million servicing asset valuation adjustment while changes in activity levels contributed to the $0.5 million increase in professional fees and a $0.2 million decrease in advertising and promotion. The efficiency ratio for the fourth quarter of 2022 increased slightly to 46.99%, from 46.22% for the prior quarter.

Noninterest expense was $130.3 million for the full year 2022 compared with $124.5 million for 2021, up 4.7%. The increase reflected a $3.6 million, or 4.9% increase in salaries and benefits, a $1.8 million increase in other operating expenses, a $1.1 million increase in data processing expenses and a $1.0 million increase in advertising and promotion offset by a $1.4 million decrease in occupancy and equipment. The efficiency ratio for the full year 2022 was 47.93%, compared with 52.84% for 2021 (54.01% excluding securities gains and deferred origination costs on second-draw PPP loans).

	For the Three Months Ended (in thousands)					Percentage Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-22	Q4-22
	2022	2022	2022	2022	2021	vs. Q3-22	vs. Q4-21
Noninterest Expense
Salaries and employee benefits	$20,279	$19,365	$18,779	$17,717	$18,644	4.7%	8.8%
Occupancy and equipment	3,668	4,736	4,597	4,646	4,840	-22.6%	-24.2%
Data processing	3,431	3,352	3,114	3,236	3,228	2.4%	6.3%
Professional fees	1,783	1,249	1,231	1,430	1,443	42.8%	23.6%
Supplies and communication	683	710	581	665	795	-3.8%	-14.1%
Advertising and promotion	974	1,186	660	817	964	-17.9%	1.0%
All other operating expenses	3,041	2,698	2,463	3,186	1,980	12.7%	53.6%
Subtotal	33,859	33,296	31,425	31,697	31,894	1.7%	6.2%

Other real estate owned expense (income)	(70)	2	50	12	-	-3600.0%	0.0%
Repossessed personal property expense (income)	55	(23)	-	(17)	(258)	141.8%	-121.3%
Total noninterest expense	$33,844	$33,275	$31,475	$31,692	$31,636	1.7%	7.0%

Hanmi recorded a provision for income taxes of $9.6 million for the fourth quarter of 2022, compared to $11.0 million in the third quarter of 2022 and representing an effective tax rate of 25.3%, compared to 28.8% for the third quarter. The effective tax rate for the full year 2022 was 27.9%, compared to 27.2% for the full year 2021.

Financial Position
Total assets at December 31, 2022 increased 3.5%, or $248.6 million, to $7.38 billion from $7.13 billion at September 30, 2022. The sequential quarter increase reflected a 2.9%, or $166.1 million, growth in loans receivable as well as a $77.3 million increase in cash and due from banks supported by a $250.0 million increase in borrowings. From December 31, 2021, total assets increased 7.6%, or $518.5 million. The year increase reflected a 16.1%, or $816.6 million, growth in loans receivable supported by a 42.1%, or $256.5 million decrease in cash and due from banks, a 6.6%, or $381.8 million increase in deposits and a 36.0%, or $126.9 million, net increase in borrowings and subordinated debentures.

Loans receivable, before the allowance for credit losses, were $5.97 billion at December 31, 2022, up from $5.80 billion at September 30, 2022. Loans held for sale, representing the guaranteed portion of SBA 7(a) loans, were $8.0 million at the end of the fourth quarter of 2022, compared with $10.0 million at the end of the third quarter.

	As of (in thousands)					Percentage Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-22	Q4-22
	2022	2022	2022	2022	2021	vs. Q3-22	vs. Q4-21
Loan Portfolio
Commercial real estate loans	$3,833,397	$3,853,947	$3,829,656	$3,771,453	$3,701,864	-0.5%	3.6%
Residential/consumer loans	734,473	649,591	521,576	432,805	400,548	13.1%	83.4%
Commercial and industrial loans	804,475	732,030	766,813	633,107	561,830	9.9%	43.2%
Leases	594,788	565,423	537,358	500,135	487,299	5.2%	22.1%
Loans receivable	5,967,133	5,800,991	5,655,403	5,337,500	5,151,541	2.9%	15.8%
Loans held for sale	8,043	10,044	18,528	15,617	13,342	-19.9%	-39.7%
Total	$5,975,176	$5,811,035	$5,673,931	$5,353,117	$5,164,883	2.8%	15.7%

	As of
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2022	2022	2022	2022	2021
Composition of Loan Portfolio
Commercial real estate loans	64.2%	66.3%	67.5%	70.5%	71.6%
Residential/consumer loans	12.3%	11.2%	9.2%	8.1%	7.8%
Commercial and industrial loans	13.5%	12.6%	13.5%	11.8%	10.9%
Leases	9.9%	9.7%	9.5%	9.3%	9.4%
Loans receivable	99.9%	99.8%	99.7%	99.7%	99.7%
Loans held for sale	0.1%	0.2%	0.3%	0.3%	0.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

New loan production was $473.8 million for the fourth quarter of 2022 at an average rate of 6.85% while $121.4 million of loans paid-off during the quarter at an average rate of 6.27%.

Commercial real estate loan production for the fourth quarter of 2022 was $86.5 million. Commercial and industrial loan production was $137.9 million, SBA loan production was $53.2 million, equipment finance production was $89.9 million and residential mortgage loan production was $107.0 million.

New loan production for the full year 2022 was a record $2.12 billion, an increase of 9.1%, or $176.6 million, from $1.94 billion for the full year 2021 and 17.1% when excluding 2021 second-draw PPP loans.

	For the Three Months Ended (in thousands)
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2022	2022	2022	2022	2021
New Loan Production
Commercial real estate loans	$86,500	$132,870	$271,006	$233,295	$291,543
Commercial and industrial loans	137,902	88,015	96,187	98,432	116,365
SBA loans	53,209	44,898	67,900	42,632	47,397
Leases receivable	89,193	86,092	95,371	71,487	83,813
Residential/consumer loans	106,955	140,432	111,766	61,023	85,966
subtotal	473,759	492,307	642,230	506,869	625,084

Payoffs	(121,409)	(139,883)	(230,536)	(181,026)	(152,134)
Amortization	(91,333)	(80,294)	(94,543)	(96,852)	(90,358)
Loan sales	(50,550)	(45,418)	(41,937)	(29,577)	(41,274)
Net line utilization	(43,124)	(78,927)	43,295	(12,620)	(48,203)
Charge-offs & OREO	(1,201)	(2,197)	(606)	(835)	(439)

Loans receivable-beginning balance	5,800,991	5,655,403	5,337,500	5,151,541	4,858,865
Loans receivable-ending balance	$5,967,133	$5,800,991	$5,655,403	$5,337,500	$5,151,541

Deposits were $6.17 billion at the end of the fourth quarter of 2022, down $33.3 million, or 0.5%, from $6.20 billion at the end of the preceding quarter. The change was primarily driven by a $708.5 million increase in time deposits partially offset by a $500.1 million decline in money market and savings deposits and a $231.9 million decrease in noninterest-bearing demand deposits. Noninterest-bearing demand deposits represented 41.2% of total deposits at December 31, 2022 and the loan-to-deposit ratio was 96.7%.

	As of (in thousands)					Percentage Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-22	Q4-22
	2022	2022	2022	2022	2021	vs. Q3-22	vs. Q4-21
Deposit Portfolio
Demand: noninterest-bearing	$2,539,602	$2,771,498	$2,782,737	$2,678,726	$2,574,517	-8.4%	-1.4%
Demand: interest-bearing	115,573	125,408	123,614	126,907	125,183	-7.8%	-7.7%
Money market and savings	1,556,690	2,056,793	2,102,161	2,080,969	2,099,381	-24.3%	-25.9%
Time deposits	1,956,207	1,247,677	970,878	896,568	987,188	56.8%	98.2%
Total deposits	$6,168,072	$6,201,376	$5,979,390	$5,783,170	$5,786,269	-0.5%	6.6%

	As of
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2022	2022	2022	2022	2021
Composition of Deposit Portfolio
Demand: noninterest-bearing	41.2%	44.7%	46.5%	46.3%	44.4%
Demand: interest-bearing	1.9%	2.0%	2.1%	2.2%	2.2%
Money market and savings	25.2%	33.2%	35.2%	36.0%	36.3%
Time deposits	31.7%	20.1%	16.2%	15.5%	17.1%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Stockholders’ equity at December 31, 2022 was $637.5 million, compared with $608.9 million at September 30, 2022. The sequential quarter increase was primarily due to $20.9 million of fourth quarter net income net of dividends as well as a $7.1 million reduction in unrealized after-tax loss due to changes in the value of the securities portfolio resulting from decreases in intermediate-term interest rates during the fourth quarter. Tangible common stockholders’ equity was $626.3 million, or 8.50% of tangible assets, at December 31, 2022, compared with $597.6 million, or 8.40% of tangible assets at the end of the third quarter. Tangible book value per share increased to $20.54 at December 31, 2022 from $19.60 at the end of the prior quarter.

Hanmi and the Bank exceeded the minimum regulatory capital requirements and the Bank continues to exceed the minimum for the “well capitalized” category. At December 31, 2022, Hanmi’s preliminary Common equity Tier 1 capital ratio was 11.37% and its Total risk-based capital ratio was 14.49%, compared with 11.21% and 14.38%, respectively, at the end of the third quarter of 2022.

	As of					Ratio Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-22	Q4-22
	2022	2022	2022	2022	2021	vs. Q3-22	vs. Q4-21
Regulatory Capital ratios(1)
Hanmi Financial
Total risk-based capital	14.49%	14.38%	14.31%	14.73%	16.57%	0.11	-2.08
Tier 1 risk-based capital	11.71%	11.55%	11.42%	11.71%	11.93%	0.16	-0.22
Common equity tier 1 capital	11.37%	11.21%	11.07%	11.34%	11.55%	0.16	-0.18
Tier 1 leverage capital ratio	10.07%	9.99%	9.94%	9.70%	9.63%	0.08	0.44
Hanmi Bank
Total risk-based capital	13.86%	13.76%	13.70%	14.19%	14.70%	0.10	-0.84
Tier 1 risk-based capital	12.85%	12.73%	12.64%	13.09%	13.59%	0.12	-0.74
Common equity tier 1 capital	12.85%	12.73%	12.64%	13.09%	13.59%	0.12	-0.74
Tier 1 leverage capital ratio	11.07%	11.02%	11.00%	10.84%	10.96%	0.05	0.11

(1)Preliminary ratios for December 31, 2022

Asset Quality
Loans 30 to 89 days past due and still accruing were 0.13% of loans at the end of the fourth quarter of 2022, compared with 0.09% at the end of the prior quarter.

Special mention loans were $79.0 million at the end of the fourth quarter, down from $123.0 million at September 30, 2022. Reductions in special mention loans included upgrades to pass loans of $34.1 million and payoffs of $14.6 million.  The quarter-over-quarter change also included increases from downgrades of pass loans of $0.4 million and upgrades from classified loans of $3.0 million.

Classified loans were $46.2 million at December 31, 2022, down from $47.7 million at the end of the third quarter.

Nonperforming loans were $9.8 million at December 31, 2022, down from $11.6 million at the end of the third quarter. As a percentage of the loan portfolio, nonperforming loans improved to 0.17% at quarter-end, down from 0.20% at the end of the third quarter.

Nonperforming assets were $10.0 million at the end of the fourth quarter of 2022, down from $12.4 million at the end of the prior quarter. As a percentage of total assets, nonperforming assets also improved to 0.14% at quarter-end, down from 0.17% at the end of the third quarter.

Gross charge-offs for the fourth quarter of 2022 were $1.2 million, compared with $2.1 million for the preceding quarter. Recoveries of previously charged-off loans for the fourth quarter of 2022 were $0.9 million, compared with $1.0 million for the prior quarter. As a result, there were net charge-offs of $0.3 million for the fourth quarter of 2022, compared with net charge-offs of $1.1 million for the prior quarter. For the fourth quarter of 2022, net charge-offs represented 0.02% of average loans on an annualized basis, compared with net charge-offs of 0.08% of average loans for the third quarter on an annualized basis.

The allowance for credit losses was $71.5 million at December 31, 2022, relatively unchanged from $71.6 million at September 30, 2022. The ratio of the allowance for credit losses to loans declined slightly to 1.20% at the end of the fourth quarter of 2022 from 1.23% at the end of the third quarter. Specific allowances for loans increased $1.0 million while the allowance for quantitative and qualitative considerations decreased $1.1 million.

	As of or for the Three Months Ended (in thousands)					Amount Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Q4-22	Q4-22
	2022	2022	2022	2022	2021	vs. Q3-22	vs. Q4-21
Asset Quality Data and Ratios

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$7,492	$4,936	$4,174	$5,493	$5,881	$2,556	$1,611
Delinquent loans to total loans	0.13%	0.09%	0.07%	0.10%	0.11%	0.04	0.01

Criticized loans:
Special mention	$79,013	$122,952	$80,453	$140,958	$95,295	$(43,939)	$(16,282)
Classified	46,192	47,740	53,007	57,402	60,632	(1,548)	(14,440)
Total criticized loans	$125,205	$170,692	$133,460	$198,360	$155,927	$(45,487)	$(30,722)

Nonperforming assets:
Nonaccrual loans	$9,846	$11,592	$11,044	$11,470	$13,360	$(1,746)	$(3,514)
Loans 90 days or more past due and still accruing	-	-	-	-	-	-	-
Nonperforming loans	9,846	11,592	11,044	11,470	13,360	(1,746)	(3,514)
Other real estate owned, net	117	792	675	675	675	(675)	(558)
Nonperforming assets	$9,963	$12,384	$11,719	$12,145	$14,035	$(2,421)	$(4,072)

Nonperforming loans to total loans	0.17%	0.20%	0.20%	0.21%	0.26%
Nonperforming assets to assets	0.14%	0.17%	0.17%	0.18%	0.20%

Allowance for credit losses:
Balance at beginning of period	$71,584	$73,067	$71,512	$72,557	$76,613
Credit loss expense (recovery) on loans	221	(374)	1,640	(1,147)	(13,375)
Net loan (charge-offs) recoveries	(282)	(1,109)	(85)	102	9,319
Balance at end of period	$71,523	$71,584	$73,067	$71,512	$72,557

Net loan charge-offs (recoveries) to average loans(1)	0.02%	0.08%	0.01%	-0.01%	-0.76%
Allowance for credit losses to loans	1.20%	1.23%	1.29%	1.34%	1.41%

Allowance for credit losses related to off-balance sheet items:
Balance at beginning of period	$3,250	$2,313	$2,358	$2,586	$4,851
Credit loss expense (recovery) on off-balance sheet items	(135)	937	(45)	(228)	(2,265)
Balance at end of period	$3,115	$3,250	$2,313	$2,358	$2,586

Unused commitments to extend credit	$780,543	$746,354	$613,804	$626,615	$626,474

Allowance for Losses on Accrued Interest Receivable:
Balance at beginning of period	-	-	-	-	$311
Interest reversal for loans placed on nonaccrual	-	-	-	-	-
Credit loss expense (recovery) on interest accrued on CARES Act modifications	-	-	-	-	(311)
Balance at end of period	-	-	-	-	$-

(1)Annualized

Corporate Developments
On October 27, 2022, Hanmi’s Board of Directors declared a cash dividend on its common stock for the 2022 fourth quarter of $0.25 per share. The dividend was paid on November 23, 2022, to stockholders of record as of the close of business on November 7, 2022.

Earnings Conference Call
Hanmi Bank will host its fourth quarter and year-end 2022 earnings conference call today, January 24, 2023 at 2:00 p.m. PST (5:00 p.m. EST) to discuss these results. This call will also be webcast. To access the event the call, please dial 1-877-407-9039 before 2:00 p.m. PST, using access code Hanmi Bank. To listen to the call online, either live or archived, please visit Hanmi’s Investor Relations website at www.hanmi.com.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 35 full-service branches and eight loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about our anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital and strategic plans, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that our forward-looking statements to be reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following:

  a failure to maintain adequate levels of capital and liquidity to support our operations;
  the effect of potential future supervisory action against us or Hanmi Bank;
  the effect of our rating under the Community Reinvestment Act and our ability to address any issues raised in our regulatory exams;
  general economic and business conditions internationally, nationally and in those areas in which we operate, including any potential recessionary conditions;
  volatility and deterioration in the credit and equity markets;
  changes in consumer spending, borrowing and savings habits;
  availability of capital from private and government sources;
  demographic changes;
  competition for loans and deposits and failure to attract or retain loans and deposits;
  inflation and fluctuations in interest rates and a decline in the level of our interest rate spread;
  the current or anticipated impact of military conflict, terrorism or other geopolitical events;
  risks of natural disasters;
  legal proceedings and litigation brought against us;
  a failure in or breach of our operational or security systems or infrastructure, including cyberattacks;
  the failure to maintain current technologies;
  risks associated with Small Business Administration loans;
  failure to attract or retain key employees;
  our ability to access cost-effective funding;
  fluctuations in real estate values;
  changes in accounting policies and practices;
  changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums and changes in the monetary policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System;
  the continuing impact of the COVID-19 pandemic on our business and results of operation;
  the ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests;
  strategic transactions we may enter into;
  the adequacy of our allowance for credit losses;
  our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses;
  changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements;
  our ability to control expenses; and
  cyber security and fraud risks against our information technology and those of our third-party providers and vendors.

In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Larry Clark, CFA
Investor Relations
Financial Profiles, Inc.
lclark@finprofiles.com
310-622-8223

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)
	December 31,	September 30,		Percentage	December 31,		Percentage
	2022	2022	Change	Change	2021	Change	Change
Assets
Cash and due from banks	$352,421	$275,159	77,262	28.1%	$608,965	(256,544)	-42.1%
Securities available for sale, at fair value	853,838	830,151	23,687	2.9%	910,790	(56,952)	-6.3%
Loans held for sale, at the lower of cost or fair value	8,043	10,044	(2,001)	-19.9%	13,342	(5,299)	-39.7%
Loans receivable, net of allowance for credit losses	5,895,610	5,729,407	166,203	2.9%	5,078,984	816,626	16.1%
Accrued interest receivable	18,537	15,356	3,181	20.7%	11,976	6,561	54.8%
Premises and equipment, net	22,850	23,591	(741)	-3.1%	24,788	(1,938)	-7.8%
Customers' liability on acceptances	328	200	128	64.0%	-	328	-
Servicing assets	7,176	7,424	(248)	-3.3%	7,080	96	1.4%
Goodwill and other intangible assets, net	11,225	11,267	(42)	-0.4%	11,395	(170)	-1.5%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	-	0.0%	16,385	-	0.0%
Bank-owned life insurance	55,544	55,641	(97)	-0.2%	54,905	639	1.2%
Prepaid expenses and other assets	136,305	153,886	(17,581)	-11.4%	119,977	16,328	13.6%
Total assets	$7,378,262	$7,128,511	$249,751	3.5%	$6,858,587	$519,675	7.6%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$2,539,602	$2,771,498	(231,896)	-8.4%	$2,574,517	(34,915)	-1.4%
Interest-bearing	3,628,470	3,429,878	198,592	5.8%	3,211,752	416,718	13.0%
Total deposits	6,168,072	6,201,376	(33,304)	-0.5%	5,786,269	381,803	6.6%
Accrued interest payable	7,792	2,180	5,612	257.4%	1,161	6,631	571.1%
Bank's liability on acceptances	328	200	128	64.0%	-	328	-
Borrowings	350,000	100,000	250,000	250.0%	137,500	212,500	154.5%
Subordinated debentures	129,409	129,261	148	0.1%	215,006	(85,597)	-39.8%
Accrued expenses and other liabilities	85,146	86,601	(1,455)	-1.7%	75,234	9,912	13.2%
Total liabilities	6,740,747	6,519,618	221,129	3.4%	6,215,170	525,577	8.5%

Stockholders' equity:
Common stock	33	33	-	0.0%	33	-	0.0%
Additional paid-in capital	583,410	582,695	715	0.1%	580,796	2,614	0.5%
Accumulated other comprehensive income	(88,985)	(96,062)	7,077	7.4%	(8,443)	(80,542)	-954.0%
Retained earnings	269,542	248,684	20,858	8.4%	196,784	72,758	37.0%
Less treasury stock	(126,485)	(126,457)	(28)	0.0%	(125,753)	(732)	-0.6%
Total stockholders' equity	637,515	608,893	28,622	4.7%	643,417	(5,902)	-0.9%
Total liabilities and stockholders' equity	$7,378,262	$7,128,511	249,751	3.5%	$6,858,587	519,675	7.6%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)
	Three Months Ended
	December 31,	September 30,	Percentage	December 31,	Percentage
	2022	2022	Change	2021	Change
Interest and dividend income:
Interest and fees on loans receivable	$77,123	$66,976	15.2%	$52,240	47.6%
Interest on securities	3,633	3,271	11.1%	1,821	99.5%
Dividends on FHLB stock	289	245	18.0%	248	16.5%
Interest on deposits in other banks	1,194	958	24.6%	302	295.4%
Total interest and dividend income	82,239	71,450	15.1%	54,611	50.6%
Interest expense:
Interest on deposits	14,900	6,567	126.9%	2,236	566.4%
Interest on borrowings	1,192	349	241.5%	364	227.5%
Interest on subordinated debentures	1,586	1,448	9.5%	2,515	-36.9%
Total interest expense	17,678	8,364	111.4%	5,115	245.6%
Net interest income before credit loss expense	64,561	63,086	2.3%	49,496	30.4%
Credit loss expense (recovery)	52	563	-90.8%	(15,951)	30775.0%
Net interest income after credit loss expense	64,509	62,523	3.2%	65,447	-1.4%
Noninterest income:
Service charges on deposit accounts	2,742	2,996	-8.5%	3,007	-8.8%
Trade finance and other service charges and fees	1,115	1,132	-1.5%	1,160	-3.9%
Gain on sale of Small Business Administration ("SBA") loans	1,933	2,250	-14.1%	3,791	-49.0%
Other operating income	1,667	2,536	-34.3%	1,337	24.7%
Total noninterest income	7,457	8,914		9,295	-19.8%
Noninterest expense:
Salaries and employee benefits	20,279	19,365	4.7%	18,644	8.8%
Occupancy and equipment	3,668	4,736	-22.6%	4,840	-24.2%
Data processing	3,431	3,352	2.4%	3,228	6.3%
Professional fees	1,783	1,249	42.8%	1,443	23.6%
Supplies and communications	683	710	-3.8%	795	-14.1%
Advertising and promotion	974	1,186	-17.9%	964	1.1%
Other operating expenses	3,026	2,677	13.0%	1,722	75.7%
Total noninterest expense	33,844	33,275	1.7%	31,636	7.0%
Income before tax	38,122	38,162	-0.1%	43,106	-11.6%
Income tax expense	9,643	10,993	-12.3%	9,775	-1.4%
Net income	$28,479	$27,169	4.8%	$33,331	-14.6%

Basic earnings per share:	$0.93	$0.89		$1.10
Diluted earnings per share:	$0.93	$0.89		$1.09

Weighted-average shares outstanding:
Basic	30,346,343	30,314,439		30,243,560
Diluted	30,442,175	30,396,762		30,328,163
Common shares outstanding	30,485,621	30,484,004		30,407,261

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except share and per share data)
	Twelve Months Ended
	December 31,	December 31,	Percentage
	2022	2021	Change
Interest and dividend income:
Interest and fees on loans receivable	$257,878	$208,602	23.6%
Interest on securities	12,351	6,230	98.3%
Dividends on FHLB stock	1,024	941	8.8%
Interest on deposits in other banks	2,560	902	183.8%
Total interest and dividend income	273,813	216,675	26.4%
Interest expense:
Interest on deposits	25,938	11,655	122.5%
Interest on borrowings	2,249	1,697	32.5%
Interest on subordinated debentures	7,979	8,273	-3.6%
Total interest expense	36,166	21,625	67.2%
Net interest income before credit loss expense	237,647	195,050	21.8%
Credit loss expense (recovery)	836	(24,403)	103.4%
Net interest income after credit loss expense	236,811	219,453	7.9%
Noninterest income:
Service charges on deposit accounts	11,488	11,043	4.0%
Trade finance and other service charges and fees	4,805	4,628	3.8%
Gain on sale of Small Business Administration ("SBA") loans	9,478	17,266	-45.1%
Other operating income	8,429	7,559	11.5%
Total noninterest income	34,200	40,496	-15.5%
Noninterest expense:
Salaries and employee benefits	76,140	72,561	4.9%
Occupancy and equipment	17,648	19,075	-7.5%
Data processing	13,134	12,003	9.4%
Professional fees	5,692	5,566	2.3%
Supplies and communications	2,638	3,026	-12.8%
Advertising and promotion	3,637	2,649	37.3%
Other operating expenses	11,395	9,575	19.0%
Total noninterest expense	130,284	124,455	4.7%
Income before tax	140,727	135,494	3.9%
Income tax expense	39,333	36,817	6.8%
Net income	$101,394	$98,677	2.8%

Basic earnings per share:	$3.33	$3.22
Diluted earnings per share:	$3.32	$3.22

Weighted-average shares outstanding:
Basic	30,299,148	30,393,559
Diluted	30,392,057	30,471,747
Common shares outstanding	30,485,621	30,407,261

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(Dollars in thousands)
	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable(1)	$5,877,298	$77,123	5.21%	$5,696,587	$66,976	4.67%	$4,896,952	$52,240	4.23%
Securities(2)	966,299	3,633	1.47%	956,989	3,272	1.40%	914,148	1,821	0.83%
FHLB stock	16,385	289	7.00%	16,385	245	5.93%	16,385	248	6.00%
Interest-bearing deposits in other banks	138,476	1,194	3.42%	181,401	957	2.09%	802,901	302	0.15%
Total interest-earning assets	6,998,458	82,239	4.67%	6,851,362	71,450	4.15%	6,630,386	54,611	3.27%

Noninterest-earning assets:
Cash and due from banks	70,203			66,865			66,788
Allowance for credit losses	(71,976)			(73,338)			(78,102)
Other assets	255,493			250,500			224,691

Total assets	$7,252,178			$7,095,389			$6,843,763

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$119,106	$32	0.11%	$121,269	$32	0.10%	$122,602	$17	0.06%
Money market and savings	1,781,834	6,187	1.38%	2,079,490	3,807	0.73%	2,078,659	1,215	0.23%
Time deposits	1,585,798	8,681	2.17%	1,120,149	2,728	0.97%	1,013,681	1,004	0.39%
Total interest-bearing deposits	3,486,738	14,900	1.70%	3,320,908	6,567	0.78%	3,214,942	2,236	0.28%
Borrowings	197,554	1,269	2.55%	123,370	387	1.24%	137,500	364	1.05%
Subordinated debentures	129,335	1,509	4.67%	129,176	1,410	4.37%	214,899	2,515	4.68%
Total interest-bearing liabilities	3,813,627	17,678	1.84%	3,573,454	8,364	0.93%	3,567,341	5,115	0.57%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	2,593,948			2,717,810			2,561,297
Other liabilities	134,074			112,336			82,077
Stockholders' equity	710,529			691,789			633,048

Total liabilities and stockholders' equity	$7,252,178			$7,095,389			$6,843,763

Net interest income (tax equivalent basis)		$64,561			$63,086			$49,496

Cost of deposits			0.97%			0.43%			0.15%
Net interest spread (taxable equivalent basis)			2.83%			3.22%			2.70%
Net interest margin (taxable equivalent basis)			3.67%			3.66%			2.96%

(1) Includes average loans held for sale
(2) Income calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(Dollars in thousands)
	Twelve Months Ended
	December 31, 2022			December 31, 2021
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable(1)	$5,596,564	$257,878	4.61%	$4,794,505	$208,601	4.35%
Securities(2)	949,889	12,351	1.27%	845,437	6,230	0.75%
FHLB stock	16,385	1,024	6.25%	16,385	941	5.74%
Interest-bearing deposits in other banks	236,678	2,560	1.08%	684,442	903	0.13%
Total interest-earning assets	6,799,516	273,813	4.03%	6,340,769	216,675	3.42%

Noninterest-earning assets:
Cash and due from banks	66,993			62,401
Allowance for credit losses	(73,094)			(84,735)
Other assets	247,838			225,750

Total assets	$7,041,253			$6,544,185

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$121,992	$100	0.08%	$113,326	$61	0.05%
Money market and savings	2,025,961	12,753	0.63%	2,028,235	5,199	0.26%
Time deposits	1,136,073	13,085	1.15%	1,111,857	6,395	0.58%
Total interest-bearing deposits	3,284,026	25,938	0.79%	3,253,418	11,655	0.36%
Borrowings	148,047	2,382	1.61%	145,297	1,697	1.17%
Subordinated debentures	149,891	7,846	5.23%	154,400	8,273	5.35%
Total interest-bearing liabilities	3,581,964	36,166	1.01%	3,553,115	21,625	0.61%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	2,665,646			2,307,052
Other liabilities	109,847			77,637
Stockholders' equity	683,796			606,381

Total liabilities and stockholders' equity	$7,041,253			$6,544,185

Net interest income (tax equivalent basis)		$237,647			$195,050

Cost of deposits			0.44%			0.21%
Net interest spread (taxable equivalent basis)			3.02%			2.81%
Net interest margin (taxable equivalent basis)			3.50%			3.08%

(1) Includes average loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible common equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share, per share data and ratios)

	December 31,	September 30,	June 30,	March 31,	December 31,
Hanmi Financial Corporation	2022	2022	2022	2022	2021
Assets	$7,378,262	$7,128,511	$6,955,968	$6,737,052	$6,858,587
Less goodwill and other intangible assets	(11,225)	(11,267)	(11,310)	(11,353)	(11,395)
Tangible assets	$7,367,037	$7,117,244	$6,944,658	$6,725,699	$6,847,192

Stockholders' equity(1)	$637,515	$608,893	$618,296	$621,452	$643,417
Less goodwill and other intangible assets	(11,225)	(11,267)	(11,310)	(11,353)	(11,395)
Tangible stockholders' equity(1)	$626,290	$597,626	$606,986	$610,099	$632,022

Stockholders' equity to assets	8.64%	8.54%	8.89%	9.22%	9.38%
Tangible common equity to tangible assets(1)	8.50%	8.40%	8.74%	9.07%	9.23%

Common shares outstanding	30,485,621	30,484,004	30,482,990	30,468,458	30,407,261
Tangible common equity per common share	$20.54	$19.60	$19.91	$20.02	$20.79

(1)There were no preferred shares outstanding at the periods indicated.